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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Kaire International, Inc.
Longmont, Colorado

We consent to the use in this Registration Statement of Kaire International, Inc. on Form S1, of our report dated August 1, 1996 on Kaire International, Inc. for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

Jones, Jensen & Company
/s/ Jones, Jensen & Company
Salt Lake City, Utah
February 6, 1998